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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 2001 included in Metro-Goldwyn-Mayer Inc.'s Form 10-K for the fiscal year ended December 31, 2000 into Metro-Goldwyn-Mayer Inc.'s previously filed Registration Statements File Nos. 333-35950, 333-52953, 333-60903 and 333-83823. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.




ARTHUR ANDERSEN LLP

Los Angeles, California
March 9, 2001